Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2012

HAMILTON, BERMUDA, February 6, 2013 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $121.5 million and diluted earnings per common share of $3.67 for the quarter ended December 31, 2012 and net income of $327.2 million and earnings per common share of $9.60 for the year ended December 31, 2012.

The results for the quarter include net premiums earned of $144.6 million, net favorable development of $121.7 million, net investment income of $22.0 million and net realized gains on investments of $18.5 million, partially offset by $30.2 million net negative impact related to Hurricane Sandy.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “2012 was an excellent year for Platinum.  We produced record earnings per share reflecting strong reserve releases and realized gains combined with manageable catastrophe losses.  Our book value per common share grew to $57.90 as of December 31, 2012, an increase of 21.7% for the full year.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect relative stability in overall reinsurance rate adequacy in 2013.  We have the financial flexibility to expand our underwriting, hold riskier assets or buy back shares.  We expect to participate selectively in a variety of reinsurance and asset classes while managing down our capital base through share repurchases.”

Results for the quarter ended December 31, 2012 are summarized as follows:

•	Net income was $121.5 million and diluted earnings per common share were $3.67.

•	Net premiums written were $133.9 million and net premiums earned were $144.6 million.

•	Combined ratio was 25.4%.

•	Net investment income was $22.0 million.

•	Net realized gains on investments were $18.5 million.

Results for the quarter ended December 31, 2012 as compared with the quarter ended December 31, 2011 are summarized as follows:

•	Net income was $121.5 million compared with net income of $7.1 million.

•	Net premiums written decreased $19.8 million (or 12.9%) and net premiums earned decreased $22.7 million (or 13.6%).

•	Combined ratio decreased 76.8 percentage points.

•	Net investment income decreased $7.7 million (or 26.0%).

•	Net realized gains on investments increased $17.7 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2012 were $61.5 million, $67.7 million and $4.8 million, respectively, representing 45.9%, 50.5% and 3.6%, respectively, of total net premiums written. Combined ratios for these segments were 97.3%, (47.6%) and 115.8%, respectively. Compared with the quarter ended December 31, 2011, net premiums written decreased $15.4 million (or 20.0%) and $6.9 million (or 9.2%) in the Property and Marine and Casualty segments, respectively, and increased $2.4 million (or 104.1%) in the Finite Risk segment.

Results for the year ended December 31, 2012 are summarized as follows:

•	Net income was $327.2 million and the diluted earnings per common share were $9.60.

•	Net premiums written were $565.0 million and net premiums earned were $566.5 million.

•	Combined ratio was 62.5%.

•	Net investment income was $99.9 million.

•	Net realized gains on investments were $88.8 million.

Results for the year ended December 31, 2012 as compared with the year ended December 31, 2011 are summarized as follows:

•	Net income was $327.2 million compared with a net loss of $224.1 million.

•	Net premiums written decreased $86.5 million (or 13.3%) and net premiums earned decreased $123.0 million (or 17.8%).

•	Combined ratio decreased 80.5 percentage points.

•	Net investment income decreased $25.9 million (or 20.6%).

•	Net realized gains on investments increased $84.8 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2012 were $256.2 million, $287.1 million and $21.7 million, respectively, representing 45.3%, 50.8% and 3.9%, respectively, of total net premiums written. Combined ratios for these segments were 78.1%, 46.2% and 109.4%, respectively. Compared with the year ended December 31, 2011, net premiums written decreased $88.5 million (or 25.7%) and $9.9 million (or 3.3%) in the Property and Marine and Casualty segments, respectively, and increased $11.9 million (or 120.5%) in the Finite Risk segment.

Total assets were $4.3 billion as of December 31, 2012, a decrease of $218.3 million (or 4.8%) from December 31, 2011. Fixed maturity investments and cash and cash equivalents were $3.9 billion as of December 31, 2012, a decrease of $222.4 million (or 5.3%) from December 31, 2011.

Shareholders’ equity was $1.9 billion as of December 31, 2012, an increase of $203.7 million (or 12.0%) from $1.7 billion as of December 31, 2011.  Book value per common share was $57.90  as of December 31, 2012 based on 32.7 million common shares outstanding, an increase of $10.31 (or 21.7%) from $47.59 as of December 31, 2011 based on 35.5 million common shares outstanding. During the quarter ended December 31, 2012, the Company repurchased an aggregate of 132,327 common shares for $6.1 million at a weighted average cost, including commissions, of $45.87 per share.  During the year ended December 31, 2012, the Company repurchased an aggregate of 3,088,589 common shares for approximately $115.7 million at a weighted average cost, including commissions, of $37.46 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, February 7, 2013 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-244-2414 (US callers) or 913-312-0843 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 5854308.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, February 7, 2013 until 11:00 a.m. Eastern time on Thursday, February 14, 2013.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 5854308. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2011.

#    #     #

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2012 and 2011
($ and amounts in thousands, except per share data)

	(unaudited)
	December 31,	December 31,
	2012	2011
Assets
Investments:
Fixed maturity securities	$2,054,498	$2,788,700
Short-term investments	172,801	588,834
Cash and cash equivalents	1,720,395	792,510
Accrued investment income	21,299	29,440
Reinsurance premiums receivable	128,517	159,387
Reinsurance balances (prepaid and recoverable)	6,560	14,662
Funds held by ceding companies	114,090	94,546
Deferred acquisition costs	28,112	28,779
Reinsurance deposit asset	50,693	-
Other assets	36,338	54,753
Total assets	$4,333,303	$4,551,611

Liabilities
Unpaid losses and loss adjustment expenses	$1,961,282	$2,389,614
Unearned premiums	113,960	121,164
Debt obligations	250,000	250,000
Commissions payable	64,849	62,773
Other liabilities	48,678	37,201
Total liabilities	$2,438,769	$2,860,752

Shareholders' Equity
Common shares	$327	$355
Additional paid-in capital	209,897	313,730
Accumulated other comprehensive income	137,690	146,635
Retained earnings	1,546,620	1,230,139
Total shareholders' equity	$1,894,534	$1,690,859

Total liabilities and shareholders' equity	$4,333,303	$4,551,611

Book value per common share (1)	$57.90	$47.59

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 32,722 and 35,526 at December 31, 2012 and December 31, 2011, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Twelve Months Ended December 31, 2012 and 2011
($ and amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue
Net premiums earned	$144,621	$167,322	$566,496	$689,452
Net investment income	22,031	29,758	99,947	125,863
Net realized gains on investments	18,455	718	88,754	3,934
Net impairment losses on investments	(149)	(14,746)	(3,031)	(22,370)
Other income (expense)	527	(193)	(239)	645
Total revenue	185,485	182,859	751,927	797,524

Expenses
Net losses and loss adjustment expenses	(7,770)	125,032	183,660	805,437
Net acquisition expenses	28,412	34,904	115,437	133,177
Operating expenses	23,808	14,168	80,453	63,179
Net foreign currency exchange losses (gains)	292	(294)	1,055	(473)
Net changes in fair value of derivatives	-	(965)	-	4,329
Interest expense	4,777	4,770	19,098	19,072
Total expenses	49,519	177,615	399,703	1,024,721
Income (loss) before income taxes	135,966	5,244	352,224	(227,197)
Income tax expense (benefit)	14,421	(1,820)	24,996	(3,133)
Net income (loss)	$121,545	$7,064	$327,228	$(224,064)

Basic
Weighted average common shares outstanding	32,674	36,117	33,714	36,901
Basic earnings (loss) per common share	$3.71	$0.20	$9.67	$(6.04)

Diluted
Adjusted weighted average common shares outstanding	33,048	36,302	33,981	37,260
Diluted earnings (loss) per common share (1)	$3.67	$0.19	$9.60	$(6.04)

Comprehensive income (loss)
Net income (loss)	$121,545	$7,064	$327,228	$(224,064)
Other comprehensive income (loss), net of deferred taxes	(12,697)	19,797	(8,945)	171,123
Comprehensive income (loss)	$108,848	$26,861	$318,283	$(52,941)

(1)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended December 31, 2012 and 2011
($ in thousands)

	Three Months Ended December 31, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$61,458	$67,676	$4,767	$133,901

Net premiums earned	67,538	72,284	4,799	144,621
Net losses and loss adjustment expenses	47,200	(57,482)	2,512	(7,770)
Net acquisition expenses	9,308	16,415	2,689	28,412
Other underwriting expenses	9,190	6,614	358	16,162
Segment underwriting income (loss)*	$1,840	$106,737	$(760)	107,817

Net investment income				22,031
Net realized gains on investments				18,455
Net impairment losses on investments				(149)
Other income (expense)				527
Corporate expenses not allocated to segments				(7,646)
Net foreign currency exchange (losses) gains				(292)
Net changes in fair value of derivatives				-
Interest expense				(4,777)
Income (loss) before income taxes				$135,966

Underwriting ratios:*
Net loss and loss adjustment expense	69.9%	(79.5%)	52.3%	(5.4%)
Net acquisition expense	13.8%	22.7%	56.0%	19.6%
Other underwriting expense	13.6%	9.2%	7.5%	11.2%
Combined	97.3%	(47.6%)	115.8%	25.4%

	Three Months Ended December 31, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$76,836	$74,547	$2,335	$153,718

Net premiums earned	81,980	82,785	2,557	167,322
Net losses and loss adjustment expenses	76,194	52,459	(3,621)	125,032
Net acquisition expenses	11,645	19,251	4,008	34,904
Other underwriting expenses	6,341	4,541	223	11,105
Segment underwriting income (loss)*	$(12,200)	$6,534	$1,947	(3,719)

Net investment income				29,758
Net realized gains on investments				718
Net impairment losses on investments				(14,746)
Other income (expense)				(193)
Corporate expenses not allocated to segments				(3,063)
Net foreign currency exchange (losses) gains				294
Net changes in fair value of derivatives				965
Interest expense				(4,770)
Income (loss) before income taxes				$5,244

Underwriting ratios:*
Net loss and loss adjustment expense	92.9%	63.4%	(141.6%)	74.7%
Net acquisition expense	14.2%	23.3%	156.7%	20.9%
Other underwriting expense	7.7%	5.5%	8.7%	6.6%
Combined	114.8%	92.2%	23.8%	102.2%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Twelve Months Ended December 31, 2012 and 2011
($ in thousands)

	Twelve Months Ended December 31, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$256,182	$287,112	$21,706	$565,000

Net premiums earned	253,604	294,122	18,770	566,496
Net losses and loss adjustment expenses	132,580	43,763	7,317	183,660
Net acquisition expenses	34,342	68,987	12,108	115,437
Other underwriting expenses	31,140	22,937	1,105	55,182
Segment underwriting income (loss)*	$55,542	$158,435	$(1,760)	212,217

Net investment income				99,947
Net realized gains on investments				88,754
Net impairment losses on investments				(3,031)
Other income (expense)				(239)
Corporate expenses not allocated to segments				(25,271)
Net foreign currency exchange (losses) gains				(1,055)
Net changes in fair value of derivatives				-
Interest expense				(19,098)
Income (loss) before income taxes				$352,224

Underwriting ratios:*
Net loss and loss adjustment expense	52.3%	14.9%	39.0%	32.4%
Net acquisition expense	13.5%	23.5%	64.5%	20.4%
Other underwriting expense	12.3%	7.8%	5.9%	9.7%
Combined	78.1%	46.2%	109.4%	62.5%

	Twelve Months Ended December 31, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$344,682	$296,989	$9,843	$651,514

Net premiums earned	356,976	318,734	13,742	689,452
Net losses and loss adjustment expenses	628,062	178,650	(1,275)	805,437
Net acquisition expenses	49,348	72,738	11,091	133,177
Other underwriting expenses	27,622	19,002	940	47,564
Segment underwriting income (loss)*	$(348,056)	$48,344	$2,986	(296,726)

Net investment income				125,863
Net realized gains on investments				3,934
Net impairment losses on investments				(22,370)
Other income (expense)				645
Corporate expenses not allocated to segments				(15,615)
Net foreign currency exchange (losses) gains				473
Net changes in fair value of derivatives				(4,329)
Interest expense				(19,072)
Income (loss) before income taxes				$(227,197)

Underwriting ratios:*
Net loss and loss adjustment expense	175.9%	56.0%	(9.3%)	116.8%
Net acquisition expense	13.8%	22.8%	80.7%	19.3%
Other underwriting expense	7.7%	6.0%	6.8%	6.9%
Combined	197.4%	84.8%	78.2%	143.0%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833